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                                                                    Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the following Registration
Statements:

    (1) Registration Statements (Form S-3 Nos. 333-108824 and 333-62700) of KCS Energy, Inc. and in the related Prospectuses, and


    (2) Registration Statement (For S-8 No. 33-28899) pertaining to the Savings and Investment Plan, and


    (3) Registration Statements (Form S-8 Nos. 33-24147 and 33-63982) pertaining to the Employee Stock Purchase Programs, and


    (4) Registration Statement (Form S-8 No. 333-67590) pertaining to the 2001 Employee and Directors Stock Plan, and


    (5) Registration Statement (Form S-8 No. 333-125690) pertaining to the 2005 Employee and Director's Stock Plan,


of our reports dated March 14, 2006 with respect to the consolidated financial statements of KCS Energy, Inc. and subsidiaries, KCS Energy, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of KCS Energy, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

                                                /s/ ERNST & YOUNG LLP


Houston, Texas
March 14, 2006